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                                                                   Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-______) pertaining to the Univest Corporation of Pennsylvania 1993 Long-Term Incentive Plan of our report dated January 21, 1997, with respect to the consolidated financial statements of Univest Corporation of Pennsylvania included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                      /S/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 11, 1997